EnerSys Announces Sale of 6,000,000 Shares of Common Stock

by Certain Stockholders

Reading, PA, USA, June 29, 2007 - EnerSys (NYSE: ENS), announced today that certain of its stockholders, including affiliates of Metalmark Capital LLC and certain other institutional stockholders, have agreed to sell 6,000,000 shares of its common stock to Jefferies & Company, Inc.. All net proceeds from the sale of the common stock will be received by the selling stockholders. EnerSys will not receive any of the proceeds.

The shares are being sold by the selling stockholders pursuant to an effective shelf registration statement.

This press release shall not constitute an offer to sell, nor the solicitation of an offer to buy, EnerSys' common stock or any other securities, nor shall there be any sale of securities mentioned in this press release in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

The copy of the prospectus relating to these securities may be obtained, when available, from Jefferies & Company, Inc., Capital Markets, 520 Madison Avenue, New York, NY 10022: (212) 284-2342.

About EnerSys: EnerSys, the world leader in stored energy solutions for industrial applications, manufactures and distributes reserve power and motive power batteries, chargers, power equipment, and battery accessories to customers worldwide. Motive power batteries are utilized in electric forklift trucks and other commercial electric powered vehicles. Reserve power batteries are used in the telecommunication and utility industries, uninterruptible power suppliers, and numerous applications requiring standby power. The company also provides aftermarket and customer support services to its customers from over 100 countries through its sales and manufacturing locations around the world.

Caution Concerning Forward-Looking Statements

Forward Looking Statement

This press release contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, that are based on management's current expectations and are subject to uncertainties and changes in circumstances, including the sale by the selling stockholders in the offering. There can be no assurances that the proposed offering will be consummated. The Company's actual results may differ materially from the forward-looking statements for a number of reasons. For a list of the factors, which could affect the Company's results, see "Management's Discussion and Analysis of Financial Condition and Results of Operations," and "Forward-Looking Statements," set forth in each of the Company's Annual Report on Form 10-K for the year ended March 31, 2007, which was filed with the U.S. Securities and Exchange Commission.